EXCHANGE AGREEMENT


                                    Between

                      AMERICAN INTERNATIONAL ASSETS, INC.

                                      and

                     AMERICAN INSTITUTE OF TECHNOLOGY, INC.






                              Dated May 12, 2003

     TABLE  OF  CONTENTS


ARTICLE I REPRESENTATIONS, COVENANTS, AND WARRANTIES OF AMERICAN INSTITUTE OF TECHNOLOGY

1.01          Organization                                                4
1.02          Capitalization                                              4
1.03          Subsidiaries  and  Predecessor  Corporations                4
1.04          Information                                                 5
1.05          Options  and  Warrants                                      5
1.06          Litigation  and  Proceedings                                5
1.07          Material  Contract  Defaults                                5
1.08          No  Conflict  With  Other  Instruments                      5
1.09          American  Institute  of  Technology  Schedules              5

ARTICLE II REPRESENTATIONS, COVENANTS, AND WARRANTIES OF AMERICAN INTERNATIONAL ASSETS

2.01          Organization                                                7
2.02          Capitalization                                              7
2.03          Subsidiaries  and  Predecessor  Corporations                7
2.04          Securities  Filings;  Financial  Statements                 7

ARTICLE  III  PLAN  OF  EXCHANGE

3.01          The  Exchange                                               8
3.02          Anti-Dilution                                               8
3.03          Closing                                                     8
3.04          Closing  Events                                             8

ARTICLE  IV   SPECIAL  COVENANTS

4.01          Access  to  Properties  and  Records                        8
4.02          Delivery  of  Books  and  Records                           8
4.03          Third  Party  Consents  and  Certificates                   9
4.04          Consent  of  American  Institute  of
              Technology  Shareholders                                    9
4.05          Exclusive  Dealing  Rights                                  9
4.06          Actions  Prior  to  Closing                                 9
4.07          Indemnification                                            10
4.08          Limitation  of  Subsequent  Corporate  Actions             10
4.09          Indemnification  of  Subsequent  Corporate  Actions        10

ARTICLE  V    CONDITIONS  PRECEDENT  TO  OBLIGATIONS  OF AMERICAN INTERNATIONAL
              ASSETS

5.01          Accuracy  of  Representations  and  Performance
              of Covenants                                               11
5.02          Officer's  Certificates                                    11
5.03          No  Material  Adverse  Change                              11
5.04          Approval  by  American  Institute  of  Technology
              Shareholders                                               11
5.05          No  Governmental  Prohibitions                             11
5.06          Consents                                                   11
5.07          Other  Items                                               11

ARTICLE  VI   CONDITIONS  PRECEDENT  TO  OBLIGATIONS  OF AMERICAN INSTITUTE OF
              TECHNOLOGY  AND  AMERICAN  INSTITUTE  OF  TECHNOLOGY  SHAREHOLDERS

6.01          Accuracy  of  Representations  and  Performance  of
              Covenants                                                  12
6.02          Officer's  Certificate                                     12
6.03          No  Material  Adverse  Change                              12
6.04          No  Governmental  Prohibition                              12
6.05          Consents                                                   12
6.06          Other  Items                                               12

ARTICLE  VII  MISCELLANEOUS

7.01          No  Bankruptcy  and  No  Criminal  Convictions             12
7.02          Brokers                                                    13
7.03          Governing  Law                                             13
7.04          Notices                                                    13
7.05          Attorney's  Fees                                           13
7.06          Confidentiality                                            14
7.07          Public  Announcements  and  Filings                        14
7.08          Schedules;  Knowledge                                      14
7.09          Third-Party  Beneficiaries                                 14
7.10          Expenses                                                   14
7.11          Entire  Agreement                                          14
7.12          Survival;  Termination                                     14
7.13          Counterparts                                               14
7.14          Amendment  or  Waiver                                      14
7.15          Best  Efforts                                              14
7.16          Faxed  Copies                                              15

                               EXCHANGE AGREEMENT


THIS EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this 12th day of May, 2003 by and between AMERICAN INTERNATIONAL ASSETS, INC., a Utah corporation (hereinafter referred to as the "Company") and AMERICAN INSTITUTE OF TECHNOLOGY, INC., a New York corporation (hereinafter referred to as "AIT"), upon the following premises:

                                    Premises
                                    --------

     WHEREAS, the Company is a publicly held corporation organized under the laws of the State of Utah;

     WHEREAS, AIT is a privately held corporation organized under the laws of the State of New York;

     WHEREAS, management of the constituent corporations have determined that it is in the best interest of the parties that the Company acquire 100% of the issued and outstanding securities of AIT in exchange for the issuance of certain shares of the Company (the "Exchange") and AIT agrees to use its best efforts to cause its shareholders (the "AIT Shareholders") to exchange their securities of AIT on the terms described herein; and

     WHEREAS, the Company and AIT desire to set forth the terms of the Exchange, which is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986.

                                    Agreement
                                    ---------

     NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

                         REPRESENTATIONS, COVENANTS, AND
                 WARRANTIES OF AMERICAN INSTITUTE OF TECHNOLOGY

     As an inducement to, and to obtain the reliance of the Company, except as set forth on the AIT Schedules (as hereinafter defined), AIT represents and warrants as follows:

     Section  1.01     Organization.  AIT  is  a  corporation  duly  organized,
                       ------------
validly existing, and in good standing under the laws of the State of New York and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the AIT Schedules are complete and correct copies of the articles of incorporation, and bylaws of AIT as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of AIT's articles of incorporation or bylaws. AIT has taken all actions required by law, its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement. AIT has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, and otherwise to consummate the transactions herein contemplated.

     Section  1.02     Capitalization.  The  authorized  capitalization  of  AIT
                       --------------
consists of 200 shares of common stock, no par value, of which 150 shares are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

     Section  1.03     Subsidiaries  and Predecessor Corporations.  AIT does not
                       ------------------------------------------
have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 1.03. For purposes hereinafter, the term "AIT" also
               --------------
includes  those  subsidiaries,  if  any,  set  forth  on  Schedule  1.03.
                                                          --------------

     Section  1.04     Information.  The information concerning AIT set forth in
                       -----------
this Agreement and in the AIT Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, AIT has fully disclosed in writing to the Company (through this Agreement or the AIT Schedules) all information relating to matters involving AIT or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $5,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of AIT or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on AIT, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

     Section  1.05     Options  or  Warrants.  There  are  no  existing options,
                       ---------------------
warrants, calls, or commitments of any character relating to the authorized and unissued AIT common stock, except options, warrants, calls or commitments, if any, to which AIT is not a party and by which it is not bound.

     Section  1.06     Litigation  and  Proceedings.  Except as set forth in the
                       ----------------------------
AIT Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of AIT after reasonable investigation, threatened by or against AIT or affecting AIT or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. AIT does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

      Section 1.07     Material Contract Defaults.  AIT is not in default in any
                       --------------------------
material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of AIT and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which AIT has not taken adequate steps to prevent such a default from occurring.

     Section 1.08     No Conflict With Other Instruments.  The execution of this
                      ----------------------------------
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which AIT is a party or to which any of its properties or operations are subject.

     Section  1.09     American  Institute  Of  Technology  Schedules.  AIT  has
                       ----------------------------------------------
delivered to the Company the following schedules, which are collectively referred to as the "AIT Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of AIT as complete, true, and correct as of the date of this Agreement in all material respects:

     (a) a schedule containing complete and correct copies of the articles of incorporation, and bylaws of AIT in effect as of the date of this Agreement;

     (b) a Schedule 1.09(b) containing a list indicating the name and address of each shareholder of AIT together with the number of shares owned by him, her or it;

     (c) a schedule containing a description of all real property owned by AIT, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

     (d) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which AIT carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of AIT); and

     (e) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the AIT Schedules by Sections 1.01 through 1.09.

     AIT shall cause the AIT Schedules and the instruments and data delivered to the Company hereunder to be promptly updated after the date hereof up to and including the Closing Date.

     It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by AIT. AIT shall have until May 31, 2003 to provide such schedules. If AIT cannot or fails to do so, or if the Company acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable according to the criteria set forth below, the Company may terminate this Agreement by giving written notice to AIT within five (5) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, the Company may consider a disclosure in the AIT Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial statements of the Company.

                                   ARTICLE II

                         REPRESENTATIONS, COVENANTS, AND
                   WARRANTIES OF AMERICAN INTERNATIONAL ASSETS

     As an inducement to, and to obtain the reliance of AIT and the AIT Shareholders, except as set forth in the Company Schedules (as hereinafter defined), the Company represents and warrants as follows:

     Section  2.01     Organization.  The  Company  is  a  corporation  duly
                       ------------
organized, validly existing, and in good standing under the laws of the State of Utah and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Company Schedules are complete and correct copies of the certificate of incorporation and bylaws of the Company as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company's certificate of incorporation or bylaws. The Company has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

     Section  2.02     Capitalization.  The  Company's authorized capitalization
                       --------------
consists of 500,000,000 shares, consisting of 490,000,000 shares of common stock, no par value per share of which approximately 12,000,000 shares will be issued and outstanding at the Closing as defined in Section 3.03 (the "Original Company Shares"), as well as 10,000,000 shares of preferred stock of which no shares of preferred stock will be issued and outstanding at the Closing. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

     Section  2.03     Subsidiaries  and  Predecessor Corporations.  The Company
                       -------------------------------------------
does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 2.03. For purposes hereinafter, the term "Company" also
               -------------
includes  those  subsidiaries,  if  any,  set  forth  on  Schedule  2.03.
                                                          --------------

     Section  2.04     Securities  Filings;  Financial  Statements.
                       --------------------------------------------
     (a) The Company's filed a Form 10KSB which (i) was prepared in accordance with the requirements of the Securities Exchange Act of 1934 or the Securities Act of 1933, as appropriate, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Included in the Company Schedules are (i) the audited balance sheets of the Company and the related statements of operations and cash flows as of and for the twelve months ended December 31, 2001 and 2002, respectively.

     (c) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Company balance sheets present fairly as of their respective dates the financial condition of the Company. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, the Company had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of the Company, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

     (d) The Company has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

     (e) The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

     (f) All of the Company's assets are reflected on its financial statements, and, except as set forth in the Company Schedules or the financial statements of the Company or the notes thereto, the Company has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

                                   ARTICLE III

                                PLAN OF EXCHANGE

     Section  3.01     The Exchange.  On the terms and subject to the conditions
                       -------------
set forth in this Agreement, on the Closing Date (as defined in Section 3.03), each AIT Shareholder who shall elect to accept the exchange offer described herein (the "Accepting Shareholders"), shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of common stock of AIT set forth on Schedule 1.09(b) attached hereto, in the aggregate
                         -----------------
constituting 100% of the issued and outstanding shares of common stock of AIT held by each of such shareholders; the objective of such Exchange being the acquisition by the Company of 100% of the issued and outstanding common stock of AIT. In exchange for the transfer of such securities by the AIT Shareholders, the Company shall issue to the AIT Shareholders an aggregate of 6,000,000 shares of common stock of the Company (the "Initial Shares"). At the Closing, each AIT Shareholder shall, on surrender of his certificate or certificates representing such AIT shares to the Company or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Initial Shares. Upon consummation of the transaction contemplated herein, assuming participation by all of the AIT Shareholders, all of the shares of capital stock of AIT shall be held by the Company.

     Section  3.02     Anti-Dilution.  The  number  of  shares  of the Company's
                       --------------
common stock issuable upon exchange pursuant to Section 3.01 shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Company common stock which may occur (i) between the date of the execution of this Agreement and the Closing Date, as to the Initial Shares, and (ii) between the date of the execution of this Agreement and the release date, as to the Additional Shares.

     Section  3.03     Closing.  The  closing  ("Closing")  of  the transactions
                       --------
contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date") but not later than April 10, 2003, subject to the right of the Company or AIT to extend such Closing Date by up to an additional ten (10) days. Such Closing shall take place at a mutually agreeable time and place.

     Section 3.04     Closing Events.  At the Closing, the Company, AIT and each
                      ---------------
of the AIT Accepting Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. Among other things, the Company shall provide an opinion of counsel acceptable to AIT as to such matters as AIT may reasonably request, which shall include, but not be limited to, a statement, to the effect that to such counsel's best knowledge, after reasonable investigation, from inception until the Closing Date, the Company has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability (such compliance including, but not being limited to, the filing of all reports to date with federal and state securities authorities).

                                   ARTICLE IV

                                SPECIAL COVENANTS

Section  4.01     Access  to  Properties  and Records.  The Company and AIT will
                  ------------------------------------
each afford to the officers and authorized representatives of the other full access to the properties, books and records of the Company or AIT, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or AIT, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

     Section  4.02     Delivery of Books and Records.  At the Closing, AIT shall
                       ------------------------------
deliver to the Company copies of the corporate minute books, books of account, contracts, records, and all other books or documents of AIT now in the possession of AIT or its representatives.

     Section  4.03     Third  Party  Consents and Certificates.  The Company and
                       ----------------------------------------
AIT agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     Section  4.04     Consent of American Institute Of Technology Shareholders.
                       --------------------------------------------------------
AIT shall use its best efforts to obtain the consent of all AIT Shareholders to participate in the Exchange.

     Section  4.05     Exclusive  Dealing  Rights.  Until  5:00  P.M.  Eastern
                       ---------------------------
Daylight  Time  on  May  31,  2003.

     (a) In recognition of the substantial time and effort which the Company has spent and will continue to spend in investigating AIT and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither AIT, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than the Company and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of AIT) or similar transactions involving AIT (all such transactions being referred to as "AIT Acquisition Transactions"). If AIT receives any proposal with respect to a AIT Acquisition Transaction, it will immediately communicate to the Company the fact that it has received such proposal and the principal terms thereof.

     (b) In recognition of the substantial time and effort which AIT has spent and will continue to spend in investigating the Company and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither the Company, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than AIT and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of the Company or similar transactions involving the Company (all such transactions being referred to as "Company Acquisition Transactions"). If the Company receives any proposal with respect to a Company Acquisition Transaction, it will immediately communicate to AIT the fact that it has received such proposal and the principal terms thereof.

     Section  4.06     Actions  Prior  to  Closing.
                       ----------------------------

     (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Company Schedules or AIT Schedules or as permitted or contemplated by this Agreement, the Company (subject to paragraph (d) below) and AIT respectively, will each:

          (i) carry on its business in substantially the same manner as it has heretofore;

          (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

          (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

          (iv) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

          (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

          (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

     (b) From and after the date of this Agreement until the Closing Date, neither the Company nor AIT will:

          (i) make any changes in their articles or certificate of incorporation or bylaws, except as otherwise provided in this Agreement;

          (ii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

          (iii) sell any assets or discontinue any operations (other than the Divestiture), sell any shares of capital stock (other than as contemplated in Section 4.06 hereof and the sale of securities underlying existing warrants or options of the Company) or conduct any similar transactions other than in the ordinary course of business.

Section  4.07     Indemnification.
                  ----------------

     (a) AIT hereby agrees to indemnify the Company and each of the officers, agents and directors of the Company as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

     (b) The Company hereby agrees to indemnify AIT and each of the officers, agents, and directors of AIT and each of the AIT Shareholders as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

Section  4.08     Limitation  of  Subsequent  Corporate  Actions.
                  -----------------------------------------------

     It is expressly understood and agreed that the Company, the shareholders of AIT, and their affiliates, will take all steps necessary to ensure that the assets of AIT shall remain in the Company as part of its business operations;

Section  4.09     Indemnification  of  Subsequent  Corporate  Actions.
                  ----------------------------------------------------

     (a) No officer, director, controlling shareholder, agent or representative of the Company, or any other person currently affiliated with the Company, has offered or agreed to assist in the promotion, market making, development, enhancement, or support of the Company's business, capital raising, or securities market.

     (b) AIT hereby represents and warrants that it will indemnify and hold harmless any officer, director, controlling shareholder, agent or representative of the Company, or any other person affiliated with the Company, from any decisions, activities, or conduct of the Company contemporaneous with, or subsequent to this Agreement.

                                    ARTICLE V

      CONDITIONS PRECEDENT TO OBLIGATIONS OF AMERICAN INTERNATIONAL ASSETS

     The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section  5.01     Accuracy of Representations and Performance of Covenants.
                       ---------------------------------------------------------
The representations and warranties made by AIT in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). AIT shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by AIT prior to or at the Closing. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of AIT and dated the Closing Date, to the foregoing effect.

     Section  5.02     Officer's  Certificates.  The  Company  shall  have  been
                       ------------------------
furnished with a certificate dated the Closing Date and signed by a duly authorized officer of AIT to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of AIT threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the AIT Schedules, by or against AIT, which might result in any material adverse change in any of the assets, properties, business, or operations of AIT.

     Section  5.03     No  Material  Adverse Change.  Prior to the Closing Date,
                       -----------------------------
there shall not have occurred any change in the financial condition, business, or operations of AIT nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable by the Company.

     Section 5.04     Approval by American Institute of Technology Shareholders.
                      ----------------------------------------------------------
The  Exchange  shall have been approved, and shares delivered in accordance with
Section 3.01, by the holders of not less than one hundred percent (100%) of the outstanding common stock of AIT, unless a lesser number is agreed to by the Company.

     Section  5.05     No  Governmental  Prohibitions.  No order, statute, rule,
                       ------------------------------
regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

     Section  5.06     Consents.  All consents, approvals, waivers or amendments
                       ---------
pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and AIT after the Closing Date on the basis as presently operated shall have been obtained.

     Section  5.07     Other  Items.
                       -------------

     (a) The Company shall have received a list of AIT's shareholders containing the name, address, and number of shares held by each AIT shareholder as of the date of Closing, certified by an executive officer of AIT as being true, complete and accurate; and

     (b) The Company shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as the Company may reasonably request.


                                   ARTICLE VI

    CONDITIONS PRECEDENT TO OBLIGATIONS OF AMERICAN INSTITUTE OF TECHNOLOGY
              AND THE AMERICAN INSTITUTE OF TECHNOLOGY SHAREHOLDERS

     The obligations of AIT and the AIT Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section  6.01     Accuracy of Representations and Performance of Covenants.
                       ---------------------------------------------------------
The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and shall have satisfied the conditions described below prior to or at the Closing:

     (a) Immediately prior to the Closing, the Company shall have approximately 12,000,000 shares of common stock issued and outstanding, excluding any shares issuable pursuant to the Exchange.

     (b) The directors of the Company shall have approved the Exchange and the related transactions described herein.

AIT shall have been furnished with certificates, signed by duly authorized executive officers of the Company and dated the Closing Date, to the foregoing effect.

     Section 6.02     Officer's Certificate.  AIT shall have been furnished with
                      ----------------------
certificates dated the Closing Date and signed by the duly authorized executive officer of the Company, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of the Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Company Schedules, by or against the Company, which might result in any material adverse change in any of the assets, properties or operations of the Company.

     Section  6.03     No  Material  Adverse Change.  Prior to the Closing Date,
                       -----------------------------
there shall not have occurred any change in the financial condition, business or operations of the Company nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable by AIT.

     Section  6.04     No  Governmental  Prohibition.  No  order, statute, rule,
                       ------------------------------
regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

     Section  6.05     Consents.  All consents, approvals, waivers or amendments
                       ---------
pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and AIT after the Closing Date on the basis as presently operated shall have been obtained.

     Section  6.06     Other  Items.  AIT  shall have received further opinions,
                       -------------
documents, certificates, or instruments relating to the transactions contemplated hereby as AIT may reasonably request.

                                  ARTICLE VII

                                  MISCELLANEOUS

Section  7.01     No  Bankruptcy  and  No  Criminal  Convictions.
                  ----------------------------------------------

     None of the Parties to the Agreement, nor their officers, directors or affiliates, promoter or control person, nor any predecessor, thereof have been subject to the following:

(1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer within the past five years;

(2) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

(4) Being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the "SEC") or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

     Section  7.02     Brokers.  The  Company  and AIT agree that, except as set
                       --------
out on Schedule 7.02 attached hereto, there were no brokers or finders involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. The Company and AIT each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section  7.03     Governing  Law.  This  Agreement  shall  be  governed by,
                       ---------------
enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of New York without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States, (b) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

     Section  7.04     Notices.  Any  notice or other communications required or
                       --------
permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If  to  the  Company,  to:          AMERICAN  INTERNATIONAL  ASSETS,  INC.
                                    135-27  38th  Avenue
                                    Suite  328
                                    New  York,  New  York  11354

If  to  AIT,  to:                   AMERICAN  INSTITUTE  OF  TECHNOLOGY,  INC.



With  copies  to:                   David  M.  Loev,  Attorney  to  Law
                                    2777  Allen  Parkway,  Suite  1000
                                    Houston,  Texas  77019

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

     Section  7.05     Attorney's  Fees.  In  the  event  that  either  party
                       -----------------
institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

    Section 7.06 Confidentiality.  Each party hereto agrees with the other that,
                ----------------
unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

     Section  7.07     Public  Announcements  and  Filings.  Unless  required by
                       ------------------------------------
applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

     Section 7.08     Schedules; Knowledge.  Each party is presumed to have full
                      ---------------------
knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section  7.09     Third  Party  Beneficiaries.  This  contract  is strictly
                       ----------------------------
between the Company and AIT, and, except as specifically provided, no director, officer, stockholder (other than the AIT Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section  7.10     Expenses.  Subject  to Section 7.05 above, whether or not
                       ---------
the Exchange is consummated, AIT will bear the expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

     Section  7.11     Entire  Agreement.  This  Agreement represents the entire
                       ------------------
agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

     Section  7.12     Survival;  Termination.  The representations, warranties,
                       -----------------------
and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

     Section  7.13     Counterparts.  This Agreement may be executed in multiple
                       -------------
counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section  7.14     Amendment  or  Waiver.  Every  right  and remedy provided
                       ----------------------
herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section  7.15     Best Efforts.  Subject to the terms and conditions herein
                       -------------
provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

     Section 7.16 Faxed Copies. In this Agreement, a faxed signature constitutes
                  ------------
an  original  signature.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

                                    AMERICAN  INTERNATIONAL  ASSETS,  INC.


                                     BY: /s/ Nicholas Hsu
                                         Chief  Executive  Officer


ATTEST:                              AMERICAN  INSTITUTE  OF  TECHNOLOGY,  INC.


-----------------------------------  BY: /s/ Dr. Jonatan Jelen
Secretary  or  Assistant  Secretary     President


The undersigned AIT Shareholders hereby agree to participate in the Exchange on the terms set forth above. Subject to Section 7.12 above, each of the undersigned hereby represents and affirms that he has read each of the representations and warranties of AIT set out hereof and that, to the best of his knowledge, all of such representations and warranties are true and correct. PLEASE RETURN ORIGINAL STOCK CERTIFICATE ALONG WITH THIS EXCHANGE AGREEMENT.


             /s/ Nicholas Hsu    , individually  No. of Shares      150
             --------------------                             --------------


   Nicholas Hsu                             , Printed Name
  --------------------------------